As filed with the Securities and Exchange Commission on January 9, 2019
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
CLOUDERA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26‑2922329

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
(Address of Principal Executive Offices) (Zip Code)

Options to purchase stock granted under the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan, options to purchase stock granted under the Hortonworks, Inc. 2011 Stock Option and Grant Plan and restricted stock units granted under the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan, and assumed by the Registrant.

(Full Title of the Plans)
___________________
Thomas J. Reilly
Chief Executive Officer
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
(Name and Address of Agent for Service)
(650) 362‑0488
(Telephone Number, Including Area Code, of Agent for Service)
___________________

Copies to:
David A. Bell, Esq. Jen Hitchcock, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988‑8500	David Middler, Esq., Chief Legal Officer Jay Wedge, Esq., Associate General Counsel Cloudera, Inc. 395 Page Mill Road Palo Alto, CA 94306 (650) 362‑0488
___________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
___________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
In respect of assumed stock options: Common Stock, $0.00005 par value per share, reserved for issuance pursuant to the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan	379,416	$15.89(4)	$6,028,921(4)	$731(4)
In respect of assumed stock options: Common Stock, $0.00005 par value per share, reserved for issuance pursuant to the Hortonworks, Inc. 2011 Stock Option and Grant Plan	2,753,865	$7.98(4)	$21,975,843(4)	$2,664(4)
In respect of assumed restricted stock units: Common Stock, $0.00005 par value per share, reserved for issuance pursuant to the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan	7,704,004	$10.65(5)	$82,047,643(5)	$9.945(5)
TOTAL	10,837,285	N/A	$110,052,407	$13,340

(1)
This Registration Statement on Form S‑8 covers 10,837,285 shares of common stock, $0.00005 par value per share, (“Common Stock”) of Cloudera, Inc. (the “Registrant”). In connection with the Agreement and Plan of Merger, dated as of October 3, 2018, by and among the Registrant, Surf Merger Corporation and Hortonworks, Inc. (the “Merger Agreement”), the shares (the “Assumed Shares”) subject to option awards and restricted stock unit awards (“RSUs”) that were outstanding under the Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan (the “2014 Plan”) and  the Hortonworks, Inc. 2011 Stock Option and Grant Plan (“2011 Plan”, and together with the 2014 Plan, the “Plans”), were assumed by the Registrant at the effective time of the merger of Surf Merger Corporation with and into Hortonworks, Inc., whereby Hortonworks, Inc. became a wholly owned subsidiary of the Registrant (the “Merger”). Pursuant to the terms of the Merger Agreement, the Assumed Shares were adjusted to equal: (x) the number of shares of Hortonworks common stock subject to the Hortonworks option award or RSU immediately prior to the Merger, multiplied by (y) 1.305, with such product rounded down to the nearest whole share of Common Stock.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(3)
Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee required in connection with this Registration Statement by $13,340, representing a portion of the dollar amount of the filing fee previously paid by the Registrant that corresponds to unsold shares registered pursuant to the Company’s Registration Statement on Form S‑4 (No. 333‑228155) originally filed with the U.S. Securities and Exchange Commission on November 5, 2018, as amended (the “Form S‑4”). A Post‑Effective Amendment to the Form S‑4 to deregister such unsold shares of Common Stock is being filed immediately prior to the filing of this Registration Statement.

(4)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price of the outstanding options.

(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registration’s Common Stock as reported on the New York Stock Exchange on January 3, 2019.

PART I
Information Required in the Section 10(A) Prospectus
Item 1. Plan Information.
Not required to be filed as part of this Registration Statement pursuant to the Note to Part I of Form S‑8.
Item 2. Registrant Information and Employee Plan Annual Information.
Not required to be filed as part of this Registration Statement pursuant to the Note to Part I of Form S‑8.
The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), such documents are not being filed with the Commission as part of this Registration Statement.
PART II
Information Required in the Registration
Statement Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10‑K for the fiscal year ended January 31, 2018 filed with the Commission on April 4, 2018;

(b)
all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)
the Registrant’s Quarterly Report on Form 10‑Q for the quarterly period ended April 30, 2018 filed with the Commission on June 6, 2018; the Registrant’s Quarterly Report on Form 10‑Q for the quarterly period ended July 31, 2018 filed with the Commission on September 6, 2018; and the Registrant’s Quarterly Report on Form 10‑Q for the quarterly period ended October 31, 2018 filed with the Commission on December 6, 2018;

(d)
the Registrant’s Current Reports on Form 8‑K filed with the Commission on February 2, 2018; March 29, 2018; June 29, 2018; July 5, 2018; October 3, 2018; November 20, 2018; December 28, 2018; January 3, 2018 and January 8, 2018; and

(e)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8‑A (Registration No. 001‑38069) filed with the Commission on April 24, 2017 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post‑effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8‑K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the General Corporation Law of the State of Delaware are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the General Corporation Law of the State of Delaware, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the General Corporation Law of the State of Delaware (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.
As permitted by the General Corporation Law of the State of Delaware, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the General Corporation Law of the State of Delaware;

•
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The foregoing description is intended as a summary only and is qualified in its entirety by reference to the Registrant’s restated certificate of incorporation, restated bylaws and the General Corporation Law of the State of Delaware.
The Registrant currently carries liability insurance for its directors and officers.
In addition, certain of the Registrant’s non‑employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.01	Restated Certificate of Incorporation	10‑Q	001‑38069	3.01	June 9, 2017
4.02	Restated Bylaws	10‑Q	001‑38069	3.02	June 9, 2017
4.03	Form of Registrant’s Common Stock Certificate	S‑1	333‑217071	4.01	March 31, 2017
5.01	Opinion of Fenwick & West LLP					X
23.01	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X
23.02	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm					X
23.03	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X
24.01	Power of Attorney (included on the signature page to this Registration Statement)					X
99.01	Hortonworks, Inc. 2011 Stock Option and Grant Plan, and Forms of Award Agreements					X
99.02	Amended and Restated Hortonworks, Inc. 2014 Stock Option and Incentive Plan, and Forms of Award Agreements					X
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(i)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 8th day of January, 2019.

Cloudera, Inc.
By:	/s/ Thomas J. Reilly
Thomas J. Reilly
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas J. Reilly and Jim Frankola, and each of them, the lawful attorneys‑in‑fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre‑effective and post‑effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas J. Reilly	Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2019
Thomas J. Reilly

/s/ Jim Frankola	Chief Financial Officer (Principal Financial Officer)	January 8, 2019
Jim Frankola

/s/ Scott Reasoner	Chief Accounting Officer (Principal Accounting Officer)	January 8, 2019
Scott Reasoner

/s/ Robert Bearden	Director	January 8, 2019
Robert Bearden

/s/ Martin I. Cole	Director	January 8, 2019
Martin I. Cole

/s/ Paul Cormier	Director	January 8, 2019
Paul Cormier

/s/ Peter Fenton	Director	January 8, 2019
Peter Fenton

/s/ Kimberly Hammonds	Director	January 8, 2019
Kimberly Hammonds

/s/ Kevin Klausmeyer	Director	January 8, 2019
Kevin Klausmeyer

/s/ Rose Schooler	Director	January 8, 2019
Rose Schooler

/s/ Michael A. Stankey	Director	January 8, 2019
Michael A. Stankey